Exhibit 23.5

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement on Form S-4 of Heritage Commerce Corporation of our report dated March 5, 2007 relating to our audit of the financial statements of Diablo Valley Bank, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ PERRY-SMITH LLP

Sacramento, California

April 9, 2007